PRESS RELEASE

Contact Information:
TXO Partners
Brent W. Clum
Co-CEO & CFO
817.334.7800
ir@txopartners.com

Release Date:
May 22, 2025

TXO PARTNERS ANNOUNCES DUAL LISTING ON NYSE TEXAS
FORT WORTH, TX, May 22, 2025—TXO Partners, L.P. (NYSE: TXO) (“TXO”) announced today a dual listing of its common units on NYSE Texas, Inc. (“NYSE Texas”), the newly launched, fully electronic equities exchange headquartered in Dallas, TX. TXO will maintain its primary listing on the New York Stock Exchange (the “NYSE”) and will trade under the same ticker symbol, “TXO,” on NYSE Texas

“The founders of TXO have a relationship with the NYSE dating back to 1980, with six listed companies over the last forty-five years,” stated

Gary D. Simpson, Co-Chief Executive Officer. “This new venture is a bold initiative for the exchange and TXO Partners in our home state.”

Brent W. Clum, Co-Chief Executive Officer and Chief Financial Officer, commented, “We are excited to support the launch of the NYSE Texas as a Founding Member. Fort Worth-based TXO Partners is Texas proud as a unique production and distribution company within the energy sector.”

“We are pleased to welcome and list TXO Partners as Founding Members of NYSE Texas,” said Chris Taylor, Chief Development Officer, NYSE Group. “As pioneers in the energy space, this listing cements both TXO’s and NYSE’s support for the innovation in capital markets across Texas and we thank Gary, Brent and the TXO team for their continued support of our world-class offerings.”

About TXO Partners, L.P.
TXO Partners, L.P. is a master limited partnership focused on the acquisition, development, optimization and exploitation of conventional oil, natural gas, and natural gas liquid reserves in North

America. TXO’s current acreage positions are concentrated in the Permian Basin of West Texas and New Mexico, the San Juan Basin of New Mexico and Colorado and the Williston Basin of Montana and North Dakota.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the words such as “possible,” “if,” “will,” “expect,” “project,” “budget,” and similar expressions, although not all forward-looking statements contain such identifying words. These forward-looking statements represent TXO’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved, and they are subject to risks, uncertainties and other factors, many of which are outside of TXO’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.